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                                                                   Exhibit 23.1




                      Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 14, 2000 relating to the financial statements of Chatwins Group, Inc. and of Stanwich Acquisition Corp. (D/B/A Kingway Material Handling Company) which appear in the March 16, 2000 Form 8-K/A for the year ended December 31, 1999. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Pittsburgh, PA
July 20, 2000